EXHIBIT NO. 99.(j) 1

MFS Series Trust I

MFS Series Trust II

MFS Series Trust III

MFS Series Trust IV

MFS Series Trust V

MFS Series Trust VI

MFS Series Trust VII

MFS Series Trust VIII

MFS Series Trust IX

MFS Series Trust X

MFS Series Trust XI

MFS Series Trust XII

MFS Series Trust XIII

MFS Series Trust XIV

MFS Series Trust XV

MFS Series Trust XVI

MFS Series Trust XVII

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

MFS Municipal Series Trust

MFS Active Exchange Traded Funds Trust

MFS Variable Insurance Trust

MFS Variable Insurance Trust II

MFS Variable Insurance Trust III

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS High Income Municipal Trust

MFS High Yield Municipal Trust

MFS Intermediate High Income Fund

MFS Intermediate Income Trust

MFS Investment Grade Municipal Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

(each a “Registrant”)

POWER OF ATTORNEY

 The undersigned, a Trustee of each of the above-mentioned Registrants, hereby severally constitutes and appoints Heidi W. Hardin, Christopher R. Bohane, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

 IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 1st day of January, 2026.

/s/STEVEN E. BULLER_____ Trustee Steven E. Buller	/s/CLARENCE OTIS, JR.____ Trustee Clarence Otis, Jr.
/s/JOHN A. CAROSELLI____ Trustee John A. Caroselli	/s/MICHAEL W. ROBERGE_ Trustee Michael W. Roberge
/s/MAUREEN R. GOLDFARB_ Trustee Maureen R. Goldfarb	/s/MARYANNE L. ROEPKE_ Trustee Maryanne L. Roepke
/s/PETER D. JONES_________ Trustee Peter D. Jones	/s/PAULA E. SMITH_______ Trustee Paula E. Smith
/s/JOHN P. KAVANAUGH___ Trustee John P. Kavanaugh	/s/JAMES W. KILMAN, JR.___ Trustee James W. Kilman, Jr.
/s/DARRELL A. WILLIAMS_ Trustee Darrell A. Williams